SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

CBM BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	001-38680	83-1095537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 East Joppa Road, Baltimore, MD 21234

(Address of Principal Executive Offices)

(410) 665-7600

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock (par value $0.01 per share)	CBMB	The NASDAQ Stock Market, LLC

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2021, CBM Bancorp, Inc. (the “Company”) announced that it had given formal notice to the Nasdaq Stock Market of its intention to voluntarily delist its common stock from the Nasdaq Capital Market. The Company also announced its intention to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal of Listing and/or Registration under Section 12(b) the Securities Exchange Act of 1934, relating to the delisting and deregistration on or about October 19, 2021, with the delisting of its common stock taking effect no earlier than ten days thereafter. As a result, the Company expects that the last trading day of its common stock on the Nasdaq Capital Market will be on or about October 29, 2021, after which it anticipates its shares will be quoted on the OTC Pink Open Market. Further, on or about October 29, 2021, the Company intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act. These actions were authorized and approved by the Company’s Board of Directors on October 1, 2021.

A copy of the press release dated October 7, 2021, giving details associated with the voluntary delisting, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company on October 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBM BANCORP, INC.

DATE: October 7, 2021	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President